SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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FREDERICK’S OF HOLLYWOOD GROUP INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1115 Broadway
New York, New York 10010

6255 Sunset Boulevard
Hollywood, California 90028

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 12, 2011

TO THE SHAREHOLDERS OF FREDERICK’S OF HOLLYWOOD GROUP INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Frederick’s of Hollywood Group Inc., a New York corporation, will be held at 10:00 a.m. Eastern Time on Wednesday, January 12, 2011, at Club 101 on the Main Floor at 101 Park Avenue, New York, New York.  You are cordially invited to attend the meeting, which will be held for the following purposes:

1.	To elect six directors to serve for the ensuing one-year period and until their successors are elected and qualified.

2.	To approve our 2010 Long-Term Incentive Equity Plan.

3.	To transact such other business as may properly come before the meeting and any and all postponements or adjournments.

These items of business are described in more detail in this proxy statement, which we encourage you to read in its entirety before voting.  Only shareholders of record at the close of business on November 29, 2010 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

All shareholders are cordially invited to attend the meeting in person.  However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.  Returning your proxy card will not affect your right to vote in person if you attend the meeting.  You may revoke your proxy if you so desire at any time before it is voted.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Your vote is important regardless of the number of shares you own.  Whether you plan to attend the meeting or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be held on January 12, 2011

Our proxy statement is attached.  Financial and other information concerning our company is contained in our Annual Report to Shareholders for the fiscal year ended July 31, 2010 (“annual report”).  Pursuant to rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the proxy statement, annual report and a proxy card, and by notifying you of the availability of these proxy materials on the Internet.  This proxy statement and our annual report are available on our corporate website at www.fohgroup.com.

By Order of the Board of Directors

Thomas Rende, Secretary

New York, New York
December 7, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the board of directors of Frederick’s of Hollywood Group Inc. (referred to as the “Company,” “we” or “us”), a New York corporation, for use at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 10:00 a.m. Eastern Time on Wednesday, January 12, 2011, at Club 101 on the Main Floor at 101 Park Avenue, New York, New York.

This proxy statement and the enclosed proxy card, together with the Annual Report to Shareholders for the fiscal year ended July 31, 2010 (“annual report”), are first being mailed on or about December 7, 2010, to shareholders of record on November 29, 2010.

What matters am I voting on?

You are being asked to vote on the following matters:

•	The election of six directors to serve for the ensuing one-year period and until their successors are elected and qualified – we refer to this proposal as the “director election proposal”;

•	To approve our 2010 Long-Term Incentive Equity Plan – we refer to this proposal as the “stock plan proposal”; and

•	To transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments.

Who is entitled to vote?

Persons who were holders of our common stock as of the close of business on November 29, 2010, the record date, are entitled to vote at the Annual Meeting.  As of November 29, 2010, we had issued and outstanding 38,421,972 shares of common stock, par value $0.01 per share, our only class of voting securities outstanding.  Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board of directors.  The persons named in the proxy card have been designated as proxies by our board of directors.  If you sign and return the proxy card in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the Annual Meeting as specified in your proxy card.

If you sign and return your proxy card in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted “FOR” the election of the nominees listed below under the director election proposal and “FOR” the approval of the stock plan proposal.  If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting and any postponements or adjournments thereof.  If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy card will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

Yes. Any proxy given pursuant to this solicitation may be revoked by you at any time before it is exercised.  You may effectively revoke your proxy by:

•	delivering written notification of your revocation to the Corporate Secretary of Frederick’s of Hollywood Group Inc.;

•	voting in person at the Annual Meeting; or

•	delivering another proxy bearing a later date.

Please note that your attendance at the Annual Meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and New York law.  The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum at the meeting.  A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter.  Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock.  The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter.  These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the Annual Meeting.  If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, the shares will not be counted for purposes of determining the presence of a quorum.  Abstentions are voted neither “for” nor “against” a matter, but are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

The election of directors requires a plurality vote of the votes cast at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee, whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote, will not be counted in the nominee’s favor. As there are six directors to be elected, the six persons receiving the highest votes will be elected if nominees other than those nominated by the board are presented.

The stock plan proposal must be approved by a majority of the votes cast at the Annual Meeting with respect to the proposal. Abstentions and shares deemed present at the Annual Meeting but not entitled to vote with respect to the proposal (because of either shareholder withholding or broker non-vote) are not deemed voted and therefore will have no effect on such vote.

Any other proposal properly brought at the Annual Meeting must be approved by a majority of the votes cast at the meeting with respect to the proposal.

How do I vote?

You may vote your shares by returning the enclosed proxy card either by mail or facsimile or by delivering it in person at the Annual Meeting. The prompt return of the completed proxy card will assist us in preparing for the meeting. Complete, date, sign and return the enclosed proxy card in the envelope provided for that purpose (to which no postage needs to be affixed if mailed in the United States). You can specify your choices by marking the appropriate boxes on the proxy card. If you attend the Annual Meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.  If you wish to fax your proxy, please copy both the front and back of the signed proxy card and fax it to American Stock Transfer & Trust Co. at (718) 921-8355.

Shareholders who hold their securities through a broker or bank will also have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone.  If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods.

Do you provide electronic access to the proxy statement and annual report?

Yes. You may obtain copies of this proxy statement and our annual report by visiting our corporate website at www.fohgroup.com and clicking the “Investor Relations” tab. Once you are in the Investor Relations section of our corporate website, you will find our proxy statement and annual report under the section heading “Annual Meeting Materials.” The contents of our website are not, and shall not be, deemed a part of this proxy statement, our annual report or quarterly reports.  You also may obtain copies of our annual report (without exhibits), without charge, by sending a written request to: Frederick’s of Hollywood Group Inc., 6255 Sunset Boulevard, Hollywood, California 90028, Attention: Corporate Secretary.  We will provide copies of the exhibits to the annual report, without charge, upon receipt of a written request addressed to the Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 29, 2010 by:

•
each person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock on November 29, 2010;

•	each of our named executive officers and directors; and

•	all of our named executive officers and directors, as a group.

The percentage of beneficial ownership indicated below is based on 38,421,972 shares of our common stock outstanding on November 29, 2010.

	Beneficial Ownership of Our Common Stock on November 29, 2010
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class
TTG Apparel, LLC 287 Bowman Avenue Purchase, New York 10577	1,766,322	(2)	4.6%
Tokarz Investments, LLC 287 Bowman Avenue Purchase, New York 10577	8,704,515	(2)(3)	22.5%
Fursa Alternative Strategies LLC, on behalf of certain funds and accounts affiliated with or managed by it or its affiliates P.O. Box 813 Amityville, New York 11701	18,868,871	(4)	46.9%
Thomas J. Lynch	860,000	(5)	2.2%
Peter Cole	598,112	(6)	1.6%
Thomas Rende	436,720	(7)	1.1%
Linda LoRe	875,249	(8)	2.2%
John L. Eisel	135,024	(9)	*
William F. Harley Fursa Alternative Strategies LLC P.O. Box 813 Amityville, New York 11701	130,389	(10)	*
Milton J. Walters	105,487	(11)	*
All directors and executive officers as a group (7 individuals)	3,140,981	(12)	7.9%

*	Less than 1%.

(1)
Unless otherwise noted, the business address of each of Thomas J. Lynch, Linda LoRe, Peter Cole, Thomas Rende, John L. Eisel and Milton J. Walters is c/o Frederick’s of Hollywood Group Inc., 6255 Sunset Boulevard, Hollywood, California 90028.

(2)
According to a Schedule 13D, dated January 28, 2008, and filed with the SEC on February 5, 2008, Michael T. Tokarz is the sole controlling person and manager of each of TTG Apparel, LLC and Tokarz Investments, LLC.

(3)	Includes 317,538 shares of common stock issuable upon exercise of currently exercisable warrants.

(4)
Represents (a) 17,051,333 shares of common stock and (b) 1,817,538 shares of common stock issuable upon exercise of currently exercisable warrants.  Of these securities, the following securities are subject to a Pledge Agreement between Fursa Master Global Event Driven Fund LP and Scotia Capital (USA) Inc. (“Pledge Agreement”): (i) 11,359,292 shares of common stock and (ii) 1,152,181 shares of common stock issuable upon exercise of currently exercisable warrants.

(5)
Includes (a) currently exercisable options to purchase 240,000 shares of common stock, (b) options to purchase 120,000 shares that become exercisable within 60 days of November 29, 2010 and (c) 250,000 shares of restricted stock, of which 50,000 shares are vested and 50,000 shares will vest on each January 2, 2011, 2012, 2013 and 2014.  Excludes options to purchase 600,000 shares of common stock that are not exercisable within 60 days of November 29, 2010.

(6)
Includes (a) 70,000 shares of common stock held by Performance Enhancement Partners, LLC and (b) currently exercisable options to purchase 162,500 shares of common stock granted to Performance Enhancement Partners, LLC.  Peter Cole, as sole member of Performance Enhancement Partners, has voting and dispositive power over these shares.

(7)
Includes (a) currently exercisable options to purchase 176,250 shares of common stock, (b) 157,644 shares of common stock held jointly with Mr. Rende’s spouse, (c) 1,650 shares of common stock owned by Mr. Rende’s spouse and (d) 100,000 shares of restricted stock, of which 25,000 shares will vest on each June 1, 2011 and 2012 and 50,000 shares will vest on June 1, 2013.  Excludes options to purchase 115,000 shares of common stock that are not exercisable within 60 days of November 29, 2010.

(8)
Includes (a) currently exercisable options to purchase 500,249 shares of common stock, (b) options to purchase 25,000 shares that become exercisable within 60 days of November 29, 2010 and (c) 200,000 shares of restricted stock, of which 100,000 shares are vested and 50,000 shares vest on each of December 31, 2010 and 2011.  Excludes options to purchase 60,113 shares of common stock that are not exercisable within 60 days of November 29, 2010.

(9)	Includes currently exercisable options to purchase 6,000 shares of common stock.

(10)
As Chief Investment Officer of Fursa Alternative Strategies LLC (“Fursa”), William F. Harley exercises voting and dispositive power over shares beneficially owned by certain funds and accounts affiliated with, managed by, or over which Fursa or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, described in Footnote 4 above. Mr. Harley disclaims beneficial ownership of the shares described in Footnote 4 above except to the extent of his pecuniary interest therein.  Accordingly, such shares are not included in Mr. Harley’s beneficial ownership.

(11)
Includes (a) 50,290 shares of common stock held by Sagebrush Group, Inc. and (b) currently exercisable options to purchase 26,718 shares of common stock.  Excludes options to purchase 4,452 shares of common stock that are not exercisable within 60 days of November 29, 2010.  Milton Walters, as the sole shareholder of Sagebrush Group, Inc., has voting and dispositive power over the shares held by Sagebrush Group, Inc.

(12)
Includes an aggregate of 1,256,717 shares of common stock that Thomas J. Lynch, Peter Cole, Thomas Rende, Linda LoRe, John L. Eisel and Milton J. Walters have the right to acquire upon exercise of outstanding options that are exercisable within 60 days of November 29, 2010.

DIRECTOR ELECTION PROPOSAL

Our board of directors currently consists of six members.  All directors hold office for the ensuing one-year period and until their successors have been elected and qualified.  Upon the recommendation of the nominating and governance committee, the board of directors has nominated Thomas J. Lynch, Peter Cole, John L. Eisel, William F. Harley, Linda LoRe and Milton J. Walters to serve as directors for the ensuing one-year period and until their successors have been elected and qualified.

The election of directors requires a plurality vote of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  “Plurality” means that the individuals who receive the highest number of votes cast “FOR” election are elected as directors.  Any shares not voted “FOR” a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees.  In case any of the nominees becomes unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. The six nominees for directors, their current positions, term of office and business background are set forth below.

Information Concerning Nominees for Directors

Name	Age	Position	Director Since

Thomas J. Lynch	42	Chairman and Chief Executive Officer	2008
Linda LoRe	56	President and Director	2008
Peter Cole(2)	62	Director	2004
John L. Eisel(1)(2)(3)	61	Director	2004
William F. Harley(2)(3)	47	Director	2008
Milton J. Walters(1)(3)	68	Director	2008

(1)           Member of the Audit Committee
(2)           Member of the Compensation Committee
(3)           Member of the Nominating and Governance Committee

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Our board of directors believes that it is necessary for each of our directors to possess qualities, attributes and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the board.  As described under “Nominating and Governance Committee Information – Guidelines for Selecting Director Nominees”, our nominating and governance committee considers all factors it deems relevant when evaluating prospective candidates or current board members for nomination to the board, as prescribed in its written charter and established guidelines. All of our directors bring to the board leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide the board, as a whole, with the skills and expertise that reflect our company’s needs. Certain individual experiences, qualifications and skills of our directors that contribute to the board’s effectiveness as a whole are described in the biographies set forth below.

Thomas J. Lynch became our Chief Executive Officer in January 2009 and our Chairman of the Board in May 2009 and has been a member of our board of directors since January 2008.  From February 2007 to December 2008, he served as Chief Executive Officer of Fursa.  From July 2006 to January 2007, Mr. Lynch was a Managing Director at UBS, an investment bank and global asset management business.  From August 2000 to May 2006, Mr. Lynch was Managing Director and Senior Vice President of Mellon Asset Management. Mr. Lynch was a member of the Mellon Asset Management Senior Management Committee and was a thought leader in global distribution strategies and strategic planning.  Mr. Lynch had direct management responsibility for a $36 billion (Assets Under Management) institutional asset management business.  Mr. Lynch received a B.A. degree from St. Anselm College and attended The Brandeis University International Business School.  Mr. Lynch provides our board of directors with extensive finance, strategic planning and operational expertise and significant managerial and leadership experience derived from his prior roles in senior executive positions.

Linda LoRe has served as our President since February 2009, as President and Chief Executive Officer of the retail division and a member of our board of directors since January 2008, and as President and Chief Executive Officer of FOH Holdings, Inc., one of our wholly-owned subsidiaries (“FOH Holdings”), since July 1999. From 1991 to 1999, Ms. LoRe was President and Chief Executive Officer of Giorgio Beverly Hills, a California-based fragrance company.  Ms. LoRe has 37 years of retail experience including 20 years as a chief executive officer. Ms. LoRe has been a member of the board of directors of FOH Holdings since October 1998 and of its subsidiaries since 1999. Ms. LoRe also is a member of the Trusteeship of the International Women’s Forum, for which she previously served on the Board, The Women’s Leadership Board for the Kennedy School of Government at Harvard University, the Board of Advisors for the Fashion Institute of Design Merchandising (FIDM) and the United States Air Force, as its Entertainment and Industry Liaison emeritus. In addition, Ms. LoRe is a founding board member of the Youth Mentoring Connection, which serves at-risk youth in Southern California. Ms. LoRe attended California State University at Long Beach. Ms. LoRe provides our board of directors with intimate knowledge of our company’s business, operations and management, and extensive retail industry and leadership experience derived from her current and former positions as President and Chief Executive Officer of our company and Giorgio Beverly Hills.

Peter Cole has served as a member of our board of directors since April 2004 and was our Executive Chairman from January 2008 to May 2009.  From January 2007 to January 2008, he served as the lead director to facilitate the completion of our merger with FOH Holdings.  Since October 2005, Mr. Cole has been the managing member of Performance Enhancement Partners, LLC, a private consulting firm that he founded.  Since July 2010, Mr. Cole has served as Chief Executive Officer of Harmony Health & Beauty, Inc., a privately-held in-airport retailer.  From April 2001 through July 2005, he served as Chairman of the Board and Chief Executive Officer of Qwiz, Inc., a privately-held leading provider of skills and behavioral testing now operating as Previsor, Inc.  Prior to joining Previsor, Inc., Mr. Cole was a Managing Director at Citibank, where he was responsible for one of its global capital markets businesses.  Mr. Cole currently serves as a director and member of the audit committee of Qwiz Holdings, LLC.  He received a B.A. degree in economics from the University of Vermont. Mr. Cole provides our board of directors with management and turnaround expertise, as well as general business experience derived from his service on the board and as an executive officer of other companies.

John L. Eisel has been a member of our board of directors since April 2004.  Since 1980, Mr. Eisel has been a partner at Wildman, Harrold, Allen & Dixon LLP, a law firm located in Chicago, Illinois that he joined in 1975.  Mr. Eisel’s primary areas of practice are mergers and acquisitions and securities regulation.  As part of his legal practice, he has provided legal counsel to the boards of directors of a number of both public and private companies.  Mr. Eisel was Chairman of his firm’s Management Committee from 1994 to 1999 and is currently a member of his firm’s Executive Committee.  Mr. Eisel received a B.S. degree in accounting and a J.D. degree from the University of Illinois.  Mr. Eisel passed the CPA examination in 1971.  He currently serves on the board of directors of two private companies and he is a member of the Planning Committee for the Ray Garrett Jr. Corporate and Securities Law Institute.  Mr. Eisel brings to our board of directors an in-depth understanding of financial statements and SEC reporting requirements as well as extensive and diverse general business and legal knowledge.

William F. “Mickey” Harley, III has been a member of our board of directors since January 2008.  Mr. Harley is President and Chief Investment Officer of Fursa, which he co-founded in April 1999 (as HBV Capital Management, LLC) and then sold to Mellon Financial Corporation in July 2002 (at which time it was re-named Mellon HBV Alternative Strategies LLC). Mr. Harley served as Chief Investment Officer and Chief Executive Officer of Fursa from July 2002 until he purchased it from Mellon in December 2006.  Mr. Harley is principally responsible for Fursa’s investment decisions.  From June 1996 to April 1999, Mr. Harley was the Head of Research at Milton Partners, L.P., a hedge fund manager specializing in arbitrage funds. Before joining Milton Partners, Mr. Harley was a Vice President and Director of Allen & Company, where he was responsible for the day-to-day management and investment strategies of the arbitrage department.  From January 2003 to April 2006, and since April 2007, Mr. Harley has served as a director of FOH Holdings.  Mr. Harley also currently serves on the board of directors of Xemplar Energy Corporation (TSX Venture: XE) and previously served on the board of directors of J.L. French Automotive Castings, Inc., Metromedia International Group, Inc., Integral Systems, Inc., Coastal Greenland Limited and Interboro Insurance.  Mr. Harley received a Masters degree in public and private management from Yale University’s School of Management and a B.S. degree in chemical engineering and a B.A. degree in economics from Yale University. Mr. Harley provides our board of directors with expertise in finance and financial markets and with experience derived from his service on the board of other public and private companies.

Milton J. Walters has been a member of our board of directors since January 2008 and a director of FOH Holdings since January 2003.  He has more than 40 years of investment banking experience including serving as Managing Director of AG Becker and its successor Warburg Paribas Becker from 1965 to 1984; Senior Vice President and Managing Director of Smith Barney from 1984 to 1988; Managing Director of Prudential Securities from 1997 to 1999; and since August 1999 as President and Chief Executive Officer of Tri-River Capital, a strategic financial advisory and valuation service provider which he founded.  Mr. Walters has been a director of Sun Healthcare Group, Inc. (NASDAQ: SUNH) since 2001 and of its subsidiary, Sabra Health Care REIT, Inc. (NASDAQ: SBRA) since November 2010. From January 2003 to June 2010, he served as a director and chairman of the audit committee of Decision One Corporation, a privately held information technology services company. Mr. Walters is a member of the Economics Club of New York, the National Association of Corporate Directors and the University Club of New York.  He is a former Trustee of Hamilton College and Friends Academy.  Mr. Walters received an A.B. degree from Hamilton College.  Mr. Walters provides our board of directors with finance expertise, having over 40 years of investment banking experience; leadership, management and a range of industry experience derived from his current and former positions as president of a company that he founded and as a managing director and group head of various investment banking firms; and public company experience from service on the board of directors of other public and private companies.

Executive Officers

Besides Thomas J. Lynch and Linda LoRe, who are also directors, we have one additional executive officer:

Thomas Rende, 50 years old, has served as our Chief Financial Officer since January 2008, and as Chief Financial Officer of the wholesale division since February 1999.  He also served as a member of our board of directors from January 2008 to May 2010 and from April 2004 to April 2007.  Since joining the company, he has held various positions within the finance department.  Mr. Rende received a B.S. degree in economics from the State University of New York at Oneonta.

Independence of Directors

Our common stock is listed on the NYSE Amex.  As a result, we follow the rules of the NYSE Amex in determining whether a director is independent.  The board of directors also consults with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The current NYSE Amex listing standards define an “independent director” generally as a person, other than an officer or employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  As a “smaller reporting company,” the NYSE Amex requires that at least 50% of the board of directors be considered independent, as determined by the board. Consistent with these considerations, the board of directors affirmatively has determined that John Eisel, William Harley and Milton Walters will be our independent directors for the ensuing year.  The other remaining directors, Thomas Lynch and Linda LoRe, are not independent because they are current employees.  Mr. Cole is not independent because he served as an executive officer during fiscal year 2009.

Code of Ethics

Our board of directors has adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries.  Our code of ethics can be found on our corporate website at www.fohgroup.com.  In addition, requests for copies of the code of ethics should be sent in writing to Frederick’s of Hollywood Group Inc., 6255 Sunset Boulevard, Hollywood, California 90028, Attention: Corporate Secretary.

Meetings and Committees of the Board of Directors

During the year ended July 31, 2010, our board of directors met eleven times and acted by unanimous written consent on seven occasions.  All of our directors attended the 2010 Annual Meeting of Shareholders. Although we do not have a formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule annual meetings so that all directors can attend.  In addition, we expect our directors to attend all board meetings and the meetings of the committees of the board upon which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.  No member of the board of directors attended fewer than 75% of the total number of meetings of the board and committees upon which they served during fiscal year 2010.  We have standing audit, compensation and nominating and governance committees. Copies of our committee charters are available free of charge on our corporate website at www.fohgroup.com.

Leadership Structure

Our company is led by Thomas J. Lynch, who has served as our Chairman of the Board and Chief Executive Officer since January 2009. We believe that combining the role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for our company and provides for a single focus for management to execute our strategy and business plan.  Mr. Lynch’s financial expertise and intimate knowledge of our operations and strategy make him uniquely positioned and qualified to serve in these capacities, and we believe Mr. Lynch is seen by our business partners, investors and other stakeholders as providing strong leadership for our company.

We do not have a lead director and do not believe that appointing a lead director would materially impact the performance of the board of directors, as it currently employs a variety of structural and operational controls that serve the same purpose. For example, our independent directors meet regularly in executive sessions. These sessions provide an opportunity for the independent directors to speak candidly on any matter of interest, without the Chief Executive Officer or other members of management present. All board members are free to suggest the inclusion of items on board of directors and committee meeting agendas, and, to the fullest extent possible, all meeting materials and presentations are distributed to the board members in advance, allowing efficient use of time during meetings for questions and comprehensive deliberations. All board members have direct and complete access to our company’s management.

Risk Oversight

Our board of directors oversees an enterprise wide approach to risk management, designed to support the achievement of our objectives and to maintain shareholder value. The independent audit committee is primarily responsible for overseeing our exposure to financial risk and reviewing the steps management has taken to monitor and control that exposure.  The audit committee meets at least once per quarter, in addition to periodic meetings with management and our independent auditors to accomplish its purpose. While the audit committee has primary responsibility for overseeing risk management, the full board of directors participates in an annual enterprise risk management assessment, which is led by management. This assessment includes a discussion of our most significant risks as well as a centralized evaluation and determination of risk appetite, to ensure consensus and mutual understanding between the board and management.  In addition, each of our committees considers the risks within its area of responsibility.

Compensation Committee Information

Our compensation committee, which held five meetings and acted by unanimous consent on two occasions during fiscal year 2010, is currently comprised of Peter Cole (chairman), William F. Harley and John L. Eisel.  Messrs. Eisel and Harley are each independent directors under the NYSE Amex listing standards.  Mr. Cole does not qualify as an independent director under the NYSE Amex standards because he served as an executive officer of our company within the past three years.  Despite his lack of independence, our board of directors determined that Peter Cole’s membership on the compensation committee is in the best interests of our company and its shareholders due to his knowledge and depth of experience with compensation related issues.

The compensation committee does not have a formal written charter.  The responsibilities of the compensation committee include:

•	establishing the general compensation policy for our executive officers, including the chief executive officer;

•	administering our equity compensation plans; and

•	determining who participates in each of these plans, establishing performance goals and target payouts, and determining specific grants and bonus awards to participants.

Our compensation committee makes all final approvals with respect to compensation of executive officers based on its assessment of the value of each executive’s contribution, the results of recent past fiscal years in light of prevailing business conditions, our goals for the ensuing fiscal year and, to a lesser extent, prevailing compensation levels at companies considered to be comparable to our company.  Our compensation committee considers recommendations from our chief executive officer relating to the compensation of our other executive officers, but the chief executive officer does not make recommendations regarding his own compensation.  Executive officers other than our chief executive officer generally are not involved in determining executive compensation.

Nominating and Governance Committee Information

General

Our nominating and governance committee, which held one meeting and acted by unanimous consent on one occasion during fiscal year 2010, is currently comprised of John L. Eisel (chairman), Milton J. Walters and William F. Harley, each an independent director under the NYSE Amex listing standards. The nominating and governance committee is responsible for overseeing the selection of persons to be nominated to serve on the board of directors.  The nominating and governance committee considers persons identified by its members, management, shareholders, investment bankers and others.  There have been no material changes to the procedures by which security holders may recommend nominees to the board.

Our board of directors has adopted a written charter and established guidelines for selecting nominees and a method by which shareholders may propose to the nominating committee candidates for selection as nominees for directors.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment.  The nominating and governance committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests.  The nominating and governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time.  The nominating and governance committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to the nominating and governance committee for consideration as directors must submit their written recommendations to the nominating committee and include all of the information described in the section “Shareholder Proposals and Nominations.”

Our nominating and governance committee recommended to our board of directors to nominate Thomas J. Lynch, Peter Cole, John L. Eisel, William F. Harley, Linda LoRe and Milton J. Walters for re-election as directors.  Our nominating and governance committee did not receive proposals from any shareholders or others for suggested director candidates.

Audit Committee Information and Report

General

Our audit committee, which met five times and acted by unanimous consent on one occasion during fiscal year 2010, consists of Milton J. Walters (chairman) and John L. Eisel, each an independent director under the NYSE Amex listing standards.  As required by the NYSE Amex, since we are a “smaller reporting company,” our audit committee is comprised of at least two independent directors who are also “financially literate.”  The NYSE Amex standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Financial Expert on Audit Committee

We must certify to the NYSE Amex that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that John L Eisel and Milton J. Walters both satisfy the NYSE Amex’s definition of financial sophistication and also both qualify as “audit committee financial experts,” as defined under the rules and regulations of the SEC.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Exchange Act, before we engage our independent registered public accounting firm to render audit or permitted non-audit services, the engagement is approved by the audit committee.  The audit committee approved all of the fees referred to in the section below entitled “Principal Accountant Fees” for fiscal year 2010.

Principal Accountant Fees

On January 5, 2009, we were notified that, effective December 31, 2008, the shareholders of Mahoney Cohen & Company, CPA, P.C. (“Mahoney Cohen”) became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement and that Mahoney Cohen resigned as our independent registered public accounting firm.  The New York practice of Mayer Hoffman McCann P.C. now operates under the name Mayer Hoffman McCann CPAs (“MHM”).  In January 2009, the audit committee engaged MHM as our independent registered public accounting firm.  The audit report of Mahoney Cohen on our consolidated financial statements as of and for the year ended July 26, 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of our consolidated financial statements for the fiscal year ended July 26, 2008 and through Mahoney Cohen’s resignation, there were (i) no disagreements between us and Mahoney Cohen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mahoney Cohen, would have caused Mahoney Cohen to make reference to the subject matter of the disagreement in their report on our financial statements for such year and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the year ended July 26, 2008 and through the date of MHM’s engagement, we did not consult with MHM regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The following table summarizes the aggregate fees (rounded to the nearest $1,000) billed to us by Mahoney Cohen and MHM for professional services for the years ended July 31, 2010 and July 25, 2009:

	Year Ended
	July 31, 2010	July 25, 2009
Audit Fees(1)	$387,000	$415,000
Audit Related Fees(2)	42,000	21,000
Tax Fees(3)	108,000	115,000
	$537,000	$551,000

(1)
Represents the aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements and the review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)	Represents the aggregate fees billed in connection with the reviews of various SEC filings and employee benefit plan audits.

(3)	Represents the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Report for the Fiscal Year Ended July 31, 2010

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the financial statements and reporting process.  The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the fairness of the audited financial statements based on the audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and PCAOB AU 380, “Communication with Audit Committees”.  The independent registered public accounting firm also provided the audit committee with the written disclosures required by PCAOB Rule 3526, “Communication with Audit Committee Concerning Independence” and the audit committee discussed with the independent registered public accounting firm and management the auditor’s independence, including with regard to fees for services rendered during the fiscal year and all other professional services rendered by the independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee:
Milton J. Walters (chairman)
John L. Eisel

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to or earned by each of the named executive officers for the years ended July 31, 2010 and July 25, 2009:

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Thomas J. Lynch	2010	597,692	(2)	-	24,221	(3)	43,419	28,317	(4)	693,649
Chairman and CEO	2009	336,923	(5)	-	9,913	(3)	46,323	14,514	(6)	407,673

Linda LoRe	2010	650,000		-	156,531	(7)	144,652	39,282	(4)	990,465
President	2009	650,000		-	247,399	(7)	144,652	41,088	(6)	1,083,139

Thomas Rende	2010	336,077	(8)	-	7,583	(9)	47,198	20,324	(4)	411,182
EVP and CFO	2009	340,000		-	-		51,523	24,492	(6)	416,015

(1)
Represents the dollar amount recognized for financial statement reporting purposes during the years ended July 31, 2010 and July 25, 2009, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”), except that, pursuant to the rules of the SEC relating to executive compensation disclosure, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of these amounts are disclosed in Note 12 to our audited consolidated financial statements for the year ended July 31, 2010 contained in our Annual Report on Form 10-K filed with the SEC on October 25, 2010.

(2)	Mr. Lynch’s annual base salary decreased from $600,000 to $540,000 effective June 29, 2010 pursuant to his amended and restated employment agreement dated June 29, 2010.

(3)
Represents stock-based compensation expense, as computed in accordance with ASC 718, recorded during the years ended July 31, 2010 and July 25, 2009 relating to 150,000 shares of restricted stock issued to Mr. Lynch on June 29, 2010, which vest in three equal annual installments of 50,000 shares on each of January 2, 2012, 2013 and 2014 provided he is employed by us on each such date, and 100,000 shares of restricted stock issued to Mr. Lynch on January 29, 2009 under our 2000 Performance Equity Plan, 50,000 shares of which vested on January 2, 2010 and 50,000 shares of which vest on January 2, 2011 provided he is employed by us on such date.

(4)	Represents payments that we made in fiscal year 2010 for the named executive officers as follows:

Named Executive Officer	Life Insurance ($)	Long Term Disability Insurance ($)	Group Health Insurance ($)	Automobile Expenses ($)	Matching Contribution Under the 401(k) Plan ($)	Total ($)
Thomas J. Lynch	-	1,037	12,280	15,000	-	28,317
Linda LoRe	10,550	1,728	12,004	15,000	-	39,282
Thomas Rende	2,680	864	12,280	4,500	-	20,324

(5)	Represents salary paid to Mr. Lynch in accordance with the terms of his employment agreement dated January 29, 2009 from the commencement of his employment on January 2, 2009 to July 25, 2009.

(6)	Represents payments that we made in fiscal year 2009 for the named executive officers as follows:

Named Executive Officer	Life Insurance ($)	Long Term Disability Insurance ($)	Group Health Insurance ($)	Automobile Expenses ($)	Matching Contribution Under the 401(k) Plan ($)	Total ($)
Thomas J. Lynch	-	313	5,451	8,750	-	14,514
Linda LoRe	10,550	1,070	11,843	15,000	2,625	41,088
Thomas Rende	2,680	992	16,920	3,900	-	24,492

(7)
Represents stock-based compensation expense, as computed in accordance with ASC 718, recorded during the years ended July 31, 2010 and July 25, 2009 relating to 200,000 shares of restricted stock issued to Ms. LoRe on January 28, 2008.  100,000 shares vested on December 31, 2009, and 50,000 shares vest on each of December 31, 2010 and 2011 provided she is employed by us on each such date.

(8)	In accordance with Mr. Rende’s amended and restated employment agreement dated June 1, 2010, his annual base salary decreased from $340,000 to $310,000 effective June 1, 2010.

(9)
Represents stock-based compensation expense, as computed in accordance with ASC 718, recorded during the year ended July 31, 2010 relating to 100,000 shares of restricted stock issued to Mr. Rende on June 1, 2010 under our 2000 Performance Equity Plan.  25,000 shares vest on each of June 1, 2011 and 2012, and the remaining 50,000 shares vest on June 1, 2013, provided Mr. Rende is employed by us on each such date.

Grants of Plan-Based Awards

The following table sets forth information regarding awards to the named executive officers under our equity compensation plans during the year ended July 31, 2010.  There can be no assurance that the grant date fair value of the stock and option awards will ever be realized by the individual.  The amount of these awards that was expensed is included in the Summary Compensation Table:

Name	Grant Date	Number of Shares of Stock (#)		Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Exercise Price of Option Awards on the Grant Date ($/sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Thomas J. Lynch	6/29/10	150,000	(3)	-		-	-	117,000
	6/29/10	-		600,000	(4)	0.78	0.78	333,746

Thomas Rende	6/01/10	100,000	(5)	-		-	-	84,000
	6/01/10	-		100,000	(6)	0.84	0.84	60,060

(1)	Represents the closing price of our common stock on the date of grant.

(2)
The fair value of the option awards was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for each grant: risk-free interest rate 2.55%; expected life of 7 years; expected volatility 76.2% and expected dividends of zero.  The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the holder.  The fair value of the stock awards was calculated by the fair value of our common stock on the date of grant multiplied by the respective number of shares.

We account for our stock-based employee compensation arrangements under ASC 718, which requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements.

(3)
Represents shares of restricted stock issued to Mr. Lynch in accordance with the terms of his employment agreement dated June 29, 2010.  The shares vest in equal annual installments of 50,000 shares on each of January 2, 2012, 2013 and 2014, provided that he is employed by us on each such date.

(4)
Represents shares issuable upon exercise of a stock option granted to Mr. Lynch in accordance with the terms of his employment agreement dated June 29, 2010.  150,000 shares vest on January 2, 2012, 200,000 shares vest on January 2, 2013 and the remaining 250,000 shares vest on January 2, 2014.

(5)
Represents shares of restricted stock issued to Mr. Rende in accordance with the terms of his employment agreement dated June 1, 2010.  25,000 shares vest on each of June 1, 2011 and 2012, and the remaining 50,000 shares vest on June 1, 2013, provided that he is employed by us on each such date.

(6)
Represents shares issuable upon exercise of a stock option granted to Mr. Rende in accordance with the terms of his employment agreement dated June 1, 2010.  25,000 shares vest on each of June 1, 2011 and 2012 and the remaining 50,000 shares vest on June 1, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards as of July 31, 2010 for each of the named executive officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Exercisable Options (#)	Number of Securities Underlying Unexercised Un-exercisable Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares that have Not Vested(#)		Market Value of Shares that have Not Vested($)
Thomas J. Lynch	240,000	120,000	(1)	0.38	1/28/2019	50,000	(7)	46,000	(11)
		600,000	(2)	0.78	6/28/2020	150,000	(8)	138,000	(11)

Linda LoRe	244,907	-		1.90	12/1/2013	100,000	(9)	92,000	(11)
	180,342	60,113	(3)	2.46	12/7/2016
	75,000	25,000	(4)	3.10	1/27/2018

Thomas Rende	37,500	-		2.90	12/9/2014	100,000	(10)	92,000	(11)
	45,000	30,000	(5)	2.00	10/12/2016
	78,750	-		3.10	1/27/2015
	-	100,000	(6)	0.84	5/31/2020

(1)	These options vest on January 2, 2011.

(2)	These options vest in three annual installments as follows: (i) 150,000 options vest on January 2, 2012, (ii) 200,000 options vest on January 2, 2013 and (iii) 250,000 options vest on January 2, 2014.

(3)	These options vest on January 29, 2011.

(4)	These options vest on January 28, 2011.

(5)	These options vest in two equal annual installments beginning on October 13, 2010.

(6)	These options vest in three annual installments as follows: (i) 25,000 options vest on June 1, 2011, (ii) 25,000 options vest on June 1, 2012 and (iii) 50,000 options vest on June 1, 2013.

(7)
Represents shares of restricted stock issued to Mr. Lynch in accordance with the terms of his employment agreement dated January 29, 2009.  The shares vest on January 2, 2011, provided Mr. Lynch is employed by us on such date.

(8)
Represents shares of restricted stock issued to Mr. Lynch in accordance with the terms of his employment agreement dated June 29, 2010.  The shares vest in equal annual installments of 50,000 shares on each of January 2, 2012, 2013 and 2014, provided Mr. Lynch is employed by us on each such date.

(9)
Represents shares of restricted stock issued to Ms. LoRe in January 2008 in accordance with the terms of an equity incentive agreement, dated December 14, 2007.  The shares vest in equal annual installments of 50,000 shares on each of December 31, 2010 and 2011, provided Ms. LoRe is employed by us on each such date.

(10)
Represents shares of restricted stock issued to Mr. Rende in accordance with the terms of his employment agreement dated June 1, 2010.  25,000 shares vest on each of June 1, 2011 and 2012, and the remaining 50,000 shares vest on June 1, 2013, provided Mr. Rende is employed by us on each such date.

(11)	The market value of shares reported is computed based on the July 30, 2010 (the last trading day in our fiscal 2010 year) closing price of our common stock of $0.92.

Option Exercises and Stock Vested in Fiscal Year 2010

The following table summarizes the vesting of stock awards for the named executive officers during the year ended July 31, 2010.  No options were exercised by the named executive officers during the year ended July 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas J. Lynch	-	-	50,000	73,625	(1)
Linda LoRe	-	-	100,000	156,000	(2)
Thomas Rende	-	-	-	-

(1)
For each share vested, the value realized on vesting represents the average of the average of the high and low trading prices of our common stock on the trading days prior to and after January 2, 2010, the vesting date (a non-trading day) of $1.4725, multiplied by the number of shares acquired on vesting.

(2)
For each share vested, the value realized on vesting represents the closing price of our common stock of $1.56 on December 31, 2009, the vesting date, multiplied by the number of shares acquired on vesting.

Equity Compensation Plan Information

The following sets forth certain information as of July 31, 2010 concerning our equity compensation plans:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Plans approved by shareholders
1988 Non-Qualified Stock Option Plan	732,500		$0.96	100,833
2000 Performance Equity Plan	681,750	(1)	$2.47	452,876	(2)
2003 Employee Equity Incentive Plan	975,974		$2.38	–
January 2008 Warrants(3)	635,076		$3.31	–
Plans not approved by shareholders
March 2010 Warrants(4)	2,543,760		$1.41	–
May 2010 Warrants(5)	1,500,000		$2.33	–
Total	7,069,060		$1.97	553,709

(1)
Includes 18,000 shares of common stock issuable upon exercise of options under our 2000 Performance Equity Plan granted to non-employee directors pursuant to our Non-Employee Director Compensation Plan.

(2)
Our Non-Employee Director Compensation Plan provides that each non-employee director may elect to receive his or her annual stipend and meeting fees in cash and/or shares of our common stock under our 2000 Performance Equity Plan in such proportion as is determined by each non-employee director. If a non-employee director elects to be paid in stock, either in full or in part, the number of shares of common stock to be issued is determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the non-employee director elects to receive stock payment in part) by the last sale price of our common stock on the last trading day of each calendar quarter in which the fees were earned.  As of July 31, 2010, an aggregate of 264,748 shares of common stock have been issued to non-employee directors.

On June 1, 2010, we issued 100,000 shares of restricted stock to our Chief Financial Officer under the 2000 Performance Equity Plan.  25,000 shares vest on each of June 1, 2011 and 2012 and 50,000 shares vest on June 1, 2013 provided that he is employed by us on each such date.

On June 24, 2010, we issued 75,000 shares of restricted stock to one of our employees under the 2000 Performance Equity Plan.  18,750 shares vest on each of June 24, 2011 and 2012 and 37,500 shares vest on June 24, 2013 provided that the employee is employed by us on each such date.

On June 29, 2010, we issued 150,000 shares of restricted stock to our Chairman and Chief Executive Officer under the 2000 Performance Equity Plan.  50,000 shares vest on each of January 2, 2012, 2013 and 2014 provided that he is employed by us on each such date.

On January 29, 2009, we issued 100,000 shares of restricted stock to our Chairman and Chief Executive Officer under the 2000 Performance Equity Plan.  50,000 shares vested on January 2, 2010 and 50,000 shares will vest on January 2, 2011 provided that he is employed by us on such date.

(3)
On January 28, 2008, as sole consideration for their commitments to act as standby purchasers in connection with our $20 million rights offering, we issued to Fursa and Tokarz warrants to purchase an aggregate of 596,592 shares of common stock, subject to adjustment.  Pursuant to the anti-dilution adjustment provisions contained in the warrants, following the consummation of our private placement to accredited investors on March 16, 2016 (the “Private Placement”), the number of shares of common stock issuable upon exercise of the warrants was increased from an aggregate of 596,592 shares to an aggregate of 635,076 shares and the exercise price was decreased from $3.52 per share to $3.31 per share.  The warrants expire on January 28, 2011.

(4)
In connection with the consummation of the Private Placement, we issued to the investors two-and-a-half year Series A warrants to purchase up to an aggregate of 1,162,820 shares of common stock at an exercise price of $1.25 per share, and five-year Series B warrants to purchase up to an aggregate of 1,162,820 shares of common stock at an exercise price of $1.55 per share. In addition, we issued to Avalon Securities Ltd. and its designees, who acted as placement agent in the transaction, warrants to purchase an aggregate of 218,030 shares of common stock at an exercise price of $1.21 per share.  Except for the exercise price, these warrants are identical to the Series B warrants issued to investors in the Private Placement.

(5)
On May 18, 2010, in connection with the consummation of the transactions contemplated by the Debt Exchange and Preferred Stock Conversion Agreement, dated as of February 1, 2010, with accounts and funds managed by and/or affiliated with Fursa, we issued to Fursa three, five and seven-year warrants, each to purchase 500,000 shares of common stock (for an aggregate of 1,500,000 shares of common stock) at exercise prices of $2.00, $2.33 and $2.66 per share, respectively.

Compensation Arrangements for Executive Officers

Thomas J. Lynch

On June 29, 2010, we entered into an employment agreement with Thomas J. Lynch, which provides for Mr. Lynch to continue to serve as our Chief Executive Officer until January 2, 2014 at a base salary of $540,000 per year.  Mr. Lynch voluntarily reduced his annual salary by $60,000 (or an aggregate of $210,000 over the term of the agreement) in support of our continuing efforts to reduce expenses.  Pursuant to the terms of the employment agreement, in addition to his base salary, Mr. Lynch is eligible to receive, for the years ending July 30, 2011, July 28, 2012, July 27, 2013 and July 26, 2014, an annual performance bonus equal to 65% of his base salary based on achieving certain targeted performance goals established by the compensation committee and approved by the board of directors for each fiscal year.  The bonus for the year ending July 26, 2014 will be prorated for the partial year.  No performance bonus was required to be paid to Mr. Lynch for the year ended July 31, 2010.  From time to time, Mr. Lynch also will be eligible to receive such discretionary bonuses as the compensation committee deems appropriate.

In addition to his base salary, on June 29, 2010, we granted Mr. Lynch a ten-year, non-qualified option to purchase 600,000 shares of common stock under our 2010 Long-Term Incentive Equity Plan at an exercise price of $0.78 per share (the closing price of our common stock on such date), with 150,000, 200,000 and 250,000 shares vesting on January 2, 2012, 2013 and 2014, respectively.  The grant of the option is subject to and conditioned upon approval by our shareholders of the stock plan proposal, which we are seeking at the Annual Meeting.  If shareholder approval of the stock plan proposal is not obtained, the option shall be deemed null and void.

Additionally, on June 29, 2010, we issued Mr. Lynch 150,000 shares of restricted stock under our 2000 Performance Equity Plan, with 50,000 shares vesting on each of January 2, 2012, 2013 and 2014, provided that Mr. Lynch is employed by us on each such date.

Mr. Lynch’s employment agreement also provides for us to pay the premiums on a life insurance policy for him providing a death benefit of $1,500,000 to Mr. Lynch’s designated beneficiary.  During the year ended July 31, 2010, Mr. Lynch did not elect to receive life insurance.  The employment agreement also provides for us to pay the premiums on a disability insurance policy for Mr. Lynch providing a non-taxable benefit of at least $10,000 per month (currently $12,000 per month) payable to Mr. Lynch in the event of his disability. Under the employment agreement, Mr. Lynch is prohibited from disclosing confidential information about us and employing or soliciting any of our current employees to leave us during his employment and for a period of one year thereafter.  The employment agreement does not contain any change of control or non-competition provisions.

Linda LoRe

On August 1, 2010, our employment agreement with Linda LoRe, dated as of January 29, 2008, expired and she became an employee at-will.  Ms. LoRe continues to serve as our President and a director.  Effective August 1, 2010, Ms. LoRe’s salary was reduced by $250,000 to $400,000 per year.  We are currently in negotiations with Ms. LoRe regarding a new employment agreement.

Thomas Rende

On June 1, 2010, we entered into an employment agreement with Thomas Rende, which provides for Mr. Rende to continue to serve as our Chief Financial Officer for a three-year term until June 1, 2013 at a base salary of $310,000 per year.  Mr. Rende voluntarily reduced his annual salary by $30,000 (or an aggregate of $90,000 over the term of the agreement) in support of our continuing efforts to reduce expenses.  Pursuant to the terms of the employment agreement, in addition to his base salary, Mr. Rende is eligible to receive, for the years ending July 30, 2011, July 28, 2012 and July 27, 2013, an annual performance bonus equal to 35% of his base salary based on achieving certain targeted performance goals established by the Chief Executive Officer and approved by the compensation committee for each fiscal year.  The bonus for the year ending July 27, 2013 will be prorated for the partial year.  No performance bonus was paid to Mr. Rende for the years ended July 31, 2010 and July 25, 2009 because no bonus plan was in effect for those fiscal years.  From time to time, Mr. Rende also will be eligible to receive upon the recommendation of the Chief Executive Officer, such discretionary bonuses as the compensation committee deems appropriate.

In addition to his base salary, on June 1, 2010, we granted Mr. Rende a ten-year, non-qualified option to purchase 100,000 shares of common stock under our 1988 Stock Option Plan at an exercise price of $0.84 per share (the closing price of our common stock on such date), with 25,000 shares vesting on each of June 1, 2011 and 2012 and 50,000 shares vesting on June 1, 2013.

Additionally, on June 1, 2010, we issued Mr. Rende 100,000 shares of restricted stock under our 2000 Performance Equity Plan, with 25,000 shares vesting on each of June 1, 2011 and 2012 and 50,000 shares vesting on June 1, 2013, provided that Mr. Rende is employed by us on each such date.

Mr. Rende’s employment agreement also provides for us to pay the premiums on a life insurance policy for him providing a death benefit of $1,000,000 to Mr. Rende’s designated beneficiary and a disability insurance policy for Mr. Rende providing a non-taxable benefit of at least $10,000 per month payable to Mr. Rende in the event of his disability.  Under the employment agreement, Mr. Rende is prohibited from disclosing confidential information about us and employing or soliciting any of our current employees to leave us during his employment and for a period of one year thereafter. The employment agreement does not contain any change of control or non-competition provisions.

Potential Termination or Change of Control Payments

Messrs. Lynch and Rende each have an employment agreement with us that provides for the following potential payments in the event of their termination.  Unless otherwise indicated, all such payments will be paid in accordance with our normal payroll procedures.  To the extent necessary to comply with Internal Revenue Code Section 409A, all cash amounts due may be paid in a lump-sum cash payment on the six-month anniversary of the date of termination of employment.

Thomas J. Lynch

Payment Upon Death or Disability. In the event of death or termination due to “disability” (as defined in his employment agreement), Mr. Lynch, or his designated beneficiary, as the case may be, will be entitled to receive:

•	base salary through the date of death or disability;

•
any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of months worked during the fiscal year of termination;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, in the case of death, his beneficiary will be entitled to receive proceeds from a company-paid life insurance policy to be provided to Mr. Lynch in his name.  During the year ended July 31, 2010, Mr. Lynch did not elect to receive life insurance.  We also maintain a long-term disability insurance policy for Mr. Lynch, which, upon his disability, will provide a non-taxable benefit of at least $10,000 per month (currently $12,000 per month), payable to him.

Payment Upon Involuntary Termination Without Cause or Resignation for Good Reason. If Mr. Lynch terminates his employment for “good reason” (as defined in his employment agreement) or is terminated by us without “cause” (as defined in his employment agreement), or if we do not continue his employment at the end of the employment term upon substantially similar terms, he will be entitled to receive the following:

•	base salary through the end of the employment term (January 2, 2014);

•	the sum of $450,000;

•
any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of months worked during the fiscal year of termination;

•	life and disability insurance benefits through the end of the employment term;

•	company-paid continuation of medical coverage for one year after the end of the term;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, the portion of a stock option granted in January 2009 that would otherwise have vested within the one-year period following termination will immediately vest, and the stock option granted in June 2010 and the restricted stock issued in January 2009 and June 2010 will continue to vest as scheduled.

Thomas Rende

Payment Upon Death or Disability. In the event of death or termination due to “disability” (as defined in his employment agreement), Mr. Rende, or his designated beneficiary, as the case may be, will be entitled to receive:

•	base salary through the date of death or disability;

•
any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of months worked during the fiscal year of termination;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, in the case of death, his beneficiary will be entitled to receive proceeds from a company-paid life insurance policy provided to him in his name.  We also maintain a long-term disability insurance policy for Mr. Rende, which will provide a non-taxable benefit of at least $10,000 per month, payable to him.

Payment Upon Involuntary Termination Without Cause or Resignation for Good Reason. If Mr. Rende terminates his employment for “good reason” (as defined in his employment agreement) or is terminated by us without “cause” (as defined in his employment agreement), or if we do not continue his employment at the end of the employment term upon substantially similar terms, he will be entitled to receive the following:

•	base salary through the end of the employment term (June 1, 2013);

•	the sum of $250,000;

•
any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of months worked during the fiscal year of termination;

•	life and disability insurance benefits through the end of the employment term;

•	company-paid continuation of medical coverage for one year after the end of the term;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, Mr. Rende’s outstanding stock options and restricted stock will continue to vest as scheduled.

The following table reflects the amounts that would have been payable to each of the named executive officers had their employment terminated as of July 31, 2010:

Name	Benefits	Change in Control(1)	Death or Disability	Involuntary Termination Without Cause or Resignation for Good Reason
Thomas J. Lynch	Base Salary	$-	$-	$1,845,000
	Severance	-	-	450,000
	Restricted Stock(2)	-	-	92,000
	Accelerated Vesting of Stock Options(3)	-	-	64,800
	Medical Insurance	-	-	76,940
	Disability Insurance	-	-	3,630
	Life Insurance	-	-	-
	Accrued Vacation Pay	-	47,077	47,077
	Total	$-	$47,077	$2,579,447

Linda LoRe(4)	Severance	$1,137,500	$-	$812,500
	Restricted Stock(2)	92,000	-	-
	Medical Insurance	25,647	-	25,647
	Accrued Vacation Pay	292,747	292,747	292,747
	Total	$1,547,894	$292,747	$1,130,894

Thomas Rende	Base Salary	$-	$-	$878,333
	Severance	-	-	250,000
	Medical Insurance	-	-	65,542
	Disability Insurance	-	-	2,448
	Life Insurance	-	-	8,040
	Accrued Vacation Pay	-	31,795	31,795
	Total	$-	$31,795	$1,236,158

(1)
The employment agreements for Messrs. Lynch and Rende do not contain any change in control provisions.  Ms. LoRe’s employment agreement, dated as of January 29, 2008, which expired on August 1, 2010, contained a change in control provision.  The compensation that would have been payable to Ms. LoRe in connection with a change in control under her expired employment agreement is set forth in the table above.

(2)
The value of restricted stock subject to accelerated vesting represents the closing price of our common stock of $0.92 on July 30, 2010, the last trading day of the year ended July 31, 2010, multiplied by the shares of restricted stock subject to accelerated vesting.

(3)
The value of stock options subject to accelerated vesting represents the closing price of our common stock of $0.92 on July 30, 2010 the last trading day of the year ended July 31, 2010, less the option exercise price of $0.38, multiplied by 120,000 shares underlying the portion of the option subject to accelerated vesting.

(4)
The amounts reflected in the table above represent what would have been payable to Ms. LoRe had her employment terminated as of July 31, 2010 under her employment agreement, dated as of January 29, 2008, which expired on August 1, 2010.  Therefore, such payments will not be owed to her upon any future termination.

Compensation Plans

Non-Equity Compensation Plan

2010 Annual Incentive Bonus Plan

On June 29, 2010, our board of directors adopted the 2010 Annual Incentive Bonus Plan, in which employees selected by our compensation committee will participate.  The compensation committee has initially determined that Thomas Lynch and Thomas Rende will participate in the 2010 Annual Incentive Bonus Plan.  Under this plan, commencing with the fiscal year ending July 30, 2011, participants will be eligible to receive an annual cash bonus of up to a percentage of the participant’s base salary as determined by the compensation committee.  The maximum cash bonus award for the named executive officers participating in the 2010 Annual Incentive Bonus Plan, expressed as a percentage of base salary as set forth in their respective employment agreements, is as follows:  Thomas J. Lynch, 65% and Thomas Rende, 35%.

The bonus payment for each participant is calculated based on two components: (1) our annual financial performance (“Company Performance Component”), representing up to 80% of the total eligible bonus; and (2) the participant’s individual performance (“Individual Performance Component”), representing up to 20% of the total eligible bonus.  If we achieve less than 80% of the Target Adjusted EBITDA (as defined below), no participant will be eligible to receive any bonus.

Company Performance Component.  The Company Performance Component is based upon an evaluation of our Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock compensation expense, any bonus awarded under the plan, and adjustments for non-recurring items as determined by the board of directors) against a target Adjusted EBITDA approved annually by the board of directors (“Target Adjusted EBITDA”).  If we achieve 100% or more of the Target Adjusted EBITDA, each participant’s total eligible bonus will range from 10% of the total eligible bonus upon achievement of 100% of the Target Adjusted EBITDA up to a maximum of 80% of the total eligible bonus upon achievement of 140% or more of the Target Adjusted EBITDA.

Individual Performance Component.  The Individual Performance Component is based on an individual’s achievement of performance objectives, as approved annually by the compensation committee.  If we achieve 80% or more of the Target Adjusted EBITDA, up to 20% of the participant’s total eligible bonus may be paid out upon the achievement of such individual performance objectives.

Equity Compensation Plans

Employee Stock Ownership Plan

Effective December 31, 2007, we decided to terminate our Employee Stock Ownership and Capital Accumulation Plan.  As of November 29, 2010, there were no participants or shares remaining in the plan.

Amended and Restated 1988 Non-Qualified Stock Option Plan

On December 13, 1988, our shareholders approved the 1988 Non-Qualified Stock Option Plan covering up to 833,333 shares of common stock to provide an additional continuing form of long-term incentive to selected officers. On September 19, 2006, our board of directors approved the Amended and Restated 1988 Non-Qualified Stock Option Plan, which (i) increased the time period in which an employee terminated for any reason other than death or disability has to exercise the portion of the option which is exercisable on the date of termination from 30 days to 90 days following the date of termination; (ii) provides for continued exercisability of options after termination in the discretion of the compensation committee as set forth in the stock option agreement at the time of grant; (iii) increased the time period in which an employee terminated due to disability has to exercise the option from 180 days to one year from the date of termination; and (iv) increased the time period in which the legal representative or legatee under the will of an employee who dies within 90 days (instead of 30 days) after the date of termination of employment or while employed by us or a subsidiary has to exercise the decedent employee’s option from 180 days to one year from the date of death.  Unless terminated by the board, the 1988 Non-Qualified Stock Option Plan shall remain effective until no further options may be granted and all options granted under the 1988 Non-Qualified Stock Option Plan are no longer outstanding.  During fiscal year 2010, an option to purchase 100,000 shares was granted to our Chief Financial Officer and options to purchase an aggregate of 110,000 shares were granted to two employees under the 1988 Non-Qualified Stock Option Plan.  During fiscal year 2009, an option to purchase 360,000 shares was granted to our Chief Executive Officer under this plan. As of November 29, 2010, there were options outstanding to purchase 732,500 shares, exercisable at prices ranging from $0.38 per share to $2.90 per share of our common stock at a weighted average exercise price of $0.96 per share.

Amended and Restated 2000 Performance Equity Plan

On February 22, 2000, the board of directors adopted the 2000 Performance Equity Plan covering 375,000 shares of common stock under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, stock reload options and other stock based awards.  Shareholders approved the 2000 Performance Equity Plan on November 28, 2000.  On January 23, 2008, our shareholders approved the Amended and Restated 2000 Performance Equity Plan, which increased the number of shares of our common stock available for issuance under the plan from 375,000 shares to 2,000,000 shares, added a 500,000 share limit on grants to any individual in any one calendar year in order for the plan to comply with Section 162(m) of the Internal Revenue Code and made other changes to comply with Section 409A of the Internal Revenue Code.  The Amended and Restated 2000 Performance Equity Plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until February 21, 2010.  To the extent permitted under the provisions of the 2000 Performance Equity Plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price and other conditions of awards.  During fiscal years 2010 and 2009, 62,500 and 127,500 options, respectively, were granted to our employees under the 2000 Performance Equity Plan.  As of November 29, 2010, there were options outstanding to purchase an aggregate of 666,750 shares, exercisable at prices ranging from $0.17 per share to $3.10 per share of our common stock at a weighted average exercise price of $2.50 per share.

During the year ended July 31, 2010, we issued, pursuant to the 2000 Performance Equity Plan, 150,000, 100,000 and 75,000 shares of restricted stock to our Chief Executive Officer, our Chief Financial Officer and one employee, respectively. The 150,000 shares issued to our Chief Executive Officer vest in three equal annual installments of 50,000 shares each on January 2, 2012, 2013 and 2014, provided the executive is employed by us on each such date. The 100,000 shares issued to our Chief Financial Officer vest in three installments of 25,000, 25,000 and 50,000 shares on June 1, 2011, 2012 and 2013, respectively, provided the executive is employed by us on each such date.  The 75,000 shares issued to one of our employees vest in three installments of 18,750, 18,750 and 37,500 shares on June 24, 2011, 2012 and 2013, respectively, provided the employee is employed by us on each such date.

During the year ended July 25, 2009, we issued, pursuant to the 2000 Performance Equity Plan, 100,000 shares of restricted stock to our Chief Executive Officer.  50,000 shares vested on January 2, 2010 and the remaining 50,000 shares will vest on January 2, 2011, provided that the executive is employed by us on such date.

Our Non-Employee Director Compensation Plan provides that each non-employee director may elect to receive the annual stipend and meeting fees in cash and/or shares of our common stock under our 2000 Performance Equity Plan in such proportion as is determined by each non-employee director.  In addition, on November 8, 2010, we made a one-time issuance of 20,000 shares of fully vested common stock to each of our four non-employee directors under the 2000 Performance Equity Plan.  As of November 29, 2010, an aggregate of 381,021 shares of common stock have been issued to non-employee directors under the 2000 Performance Equity Plan.

Amended and Restated 2003 Employee Equity Incentive Plan

FOH Holdings adopted the 2003 Employee Equity Incentive Plan on December 1, 2003. The plan authorized FOH Holdings to issue incentive or nonqualified stock options to its employees and officers.  The plan was amended and restated as of December 1, 2006, primarily to increase the number of shares covered under the plan and to permit the issuance of nonqualified stock options to independent directors.  On January 28, 2008, the 2003 Employee Equity Incentive Plan and underlying options were assumed by us.  As of November 29, 2010, there were options outstanding to purchase an aggregate of 941,208 shares, exercisable at prices ranging from $1.12 per share to $4.52 per share of our common stock at a weighted average exercise price of $2.37 per share.  No additional grants may be made under the 2003 Employee Equity Incentive Plan.

2010 Long-Term Incentive Equity Plan

On June 29, 2010, the board of directors adopted the 2010 Long-Term Incentive Equity Plan covering 4,000,000 shares of common stock under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, stock reload options and other stock based awards.  The 2010 Long-Term Incentive Equity Plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until June 28, 2020.  To the extent permitted under the provisions of the 2010 Long-Term Incentive Equity Plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price and other conditions of awards.  During the fiscal year ended July 31, 2010, an option to purchase 600,000 shares was granted to our Chief Executive Officer under the 2010 Long-Term Incentive Equity Plan at an exercise price of $0.78 per share. The grant of the option is subject to and conditioned upon approval by our shareholders of the 2010 Long-Term Incentive Equity Plan, which we are seeking at the Annual Meeting.  If shareholder approval is not obtained, the option shall be deemed null and void.

Compensation Arrangements for Directors

We pay our non-employee directors in accordance with the terms of our Non-Employee Director Compensation Plan, which was adopted by our board of directors in December 2004 and became effective on January 1, 2005.  Under the plan, each non-employee director receives (i) an annual stipend of $20,000, payable quarterly in arrears, (ii) $2,000 per day for board or committee meetings attended in person, regardless of the number of meetings held that day and (iii) $1,000 per meeting for board or committee meetings attended telephonically, unless two or more teleconference call meetings are held back-to-back on the same call, in which case each non-employee director will receive $1,000 for the entire call.  Payment of the annual stipend and meeting fees are made, at the election of each non-employee director, in cash and/or shares of common stock under our 2000 Performance Equity Plan in such proportion as is determined by each non-employee director.  If a non-employee director elects to be paid in stock, either in full or in part, the number of shares of common stock to be issued is determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the non-employee director elects to receive stock payment in part) by the last sale price of our common stock on the last trading day of each calendar quarter in which the fees were earned.

We also pay or reimburse each non-employee director for all transportation, hotel and other expenses reasonably incurred by the non-employee director in connection with attendance at board and committee meetings against itemized reports and receipts submitted with respect to any such expenses and approved in accordance with our customary procedures.

On November 8, 2010, we made a one time issuance of 20,000 shares of fully vested common stock to each of our four non-employee directors under the 2000 Performance Equity Plan.

The following table summarizes the compensation of our non-employee directors for the year ended July 31, 2010.  Directors who are employees of our company do not receive separate compensation for their service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Peter Cole(2)	38,000	-	-	38,000
John L. Eisel(3)	16,000	24,000	-	40,000
William F. Harley(4)	-	32,000	-	32,000
Michael A. Salberg(5)	26,667	-	-	26,667
Joel M. Simon(6)	27,583	4,084	-	31,667
Milton J. Walters(7)	30,750	10,251	-	41,001

(1)	Represents the dollar value of the compensation that the director elected to receive in shares of our common stock in lieu of cash compensation.

(2)	As compensation for Mr. Cole’s services as a non-employee director and for his attendance at board and/or committee meetings, Mr. Cole received cash payments of $38,000.

(3)
As compensation for Mr. Eisel’s services as a non-employee director and for his attendance at board and/or committee meetings, Mr. Eisel received cash payments of $16,000 and payments in common stock of 19,962 shares at a total value of $24,000.

(4)
As compensation for Mr. Harley’s services as a non-employee director and for his attendance at board and/or committee meetings, Mr. Harley received payments in common stock of 26,648 shares at a total value of $32,000.

(5)
As compensation for Mr. Salberg’s services as a non-employee director and for his attendance at board and/or committee meetings, Mr. Salberg received cash payments of $26,667.  Mr. Salberg’s term as a director ended on May 12, 2010.

(6)
As compensation for Mr. Simon’s services as a non-employee director and for his attendance at board and/or committee meetings, Mr. Simon received cash payments of $27,583 and payments in common stock of 3,665 shares at a total value of $4,084.  Mr. Simon’s term as a director ended on May 12, 2010.

(7)
As compensation for Mr. Walters’ services as a non-employee director and for his attendance at board and/or committee meetings, Mr. Walters received cash payments of $30,750 and payments in common stock of 8,497 shares at a total value of $10,251.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on the review of the copies of these forms furnished to us and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during the fiscal year ended July 31, 2010.

Certain Relationships and Related Transactions

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of our total assets in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any related party, which includes (a) an executive officer, director or nominee for election as a director, (b) a greater than 5 percent beneficial owner of our common stock, or (c) an immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Party Transactions

On May 18, 2010, we completed the transactions contemplated by the Debt Exchange and Preferred Stock Conversion Agreement, dated as of February 1, 2010, with accounts and funds managed by and/or affiliated with Fursa.  At the closing, we issued to Fursa an aggregate of 8,664,373 shares of our common stock upon exchange of approximately $14,285,000 of outstanding secured long-term debt (“Tranche C Debt”) and accrued interest, and conversion of approximately $8,795,000 of Series A Preferred Stock, including accrued dividends, representing all of our outstanding shares of Series A Preferred Stock, at an effective price of approximately $2.66 per share.
We also issued to Fursa three, five and seven-year warrants, each to purchase 500,000 shares of common stock (for an aggregate of 1,500,000 shares of common stock) at exercise prices of $2.00, $2.33 and $2.66 per share, respectively.  The warrants are exercisable for cash or on a cashless basis, at Fursa’s option.  At any time after the first anniversary of the issuance date, we may redeem the warrants, in whole but not in part, upon not less than 20 business days’ written notice to Fursa, at a redemption price of $0.01 per share, if the last sale price of the common stock is at least 200% of the exercise price of the warrants for 10 consecutive trading days ending on the day prior to the date on which notice of redemption is given to Fursa.  Following the transaction, Fursa’s aggregate beneficial ownership of our common stock increased from approximately 33% to approximately 47%.  As Fursa is a related party, the transaction resulted in an increase to shareholders’ equity of $23,080,000.

THE STOCK PLAN PROPOSAL

Background

Our board of directors approved the 2010 Long-Term Incentive Equity Plan on June 29, 2010, subject to shareholder approval.  We are submitting the plan to shareholders for their approval so that options granted under the plan may qualify for treatment as incentive stock options and awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

The plan reserves 4,000,000 shares of common stock for issuance in accordance with the plan’s terms.  On June 29, 2010, subject to shareholder approval, an option to purchase 600,000 shares was granted to our Chief Executive Officer under the plan, leaving 3,400,000 shares available for grant under the plan.

The purpose of the plan is to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential contributions to us and our subsidiaries have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The various types of long-term incentive awards that may be provided under the plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business.

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Annex A.

Administration

The plan is administered by our compensation committee. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

If any shares are subject to an award that is forfeited, settled in cash or expires, any unissued shares covered by such award will be available for issuance under the plan.  If a holder pays the exercise price of a stock option by surrendering any previously owned shares or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then, in the compensation committee’s discretion, the number of shares available under the plan may be increased by the lesser of (i) the number of shares surrendered and shares used to pay taxes and (ii) the number of shares purchased under the stock option.

Under the plan, on a change in the number of shares of common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split, combination or exchange of shares of common stock or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the compensation committee shall determine, in its sole discretion, whether the terms of the outstanding award require adjustment.

Eligibility

Awards may be granted under the plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render significant services to us or our subsidiaries and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Options.  The plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other award under the plan. The compensation committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of our plans), measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder.

An incentive stock option may only be granted within a ten-year period beginning June 29, 2010 and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the compensation committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two or such other means which the compensation committee determines are consistent with the plan’s purpose and applicable law.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the compensation committee, may transfer a non-qualified stock option by gift, for no consideration, to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by us or our subsidiaries at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of one year or such other greater or lesser period as the compensation committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.  Similarly, should a holder die while employed by us or one of our subsidiaries, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of one year from the date of his or her death, or such other greater or lesser period as the compensation committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of one year from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the compensation committee may determine but not beyond the balance of the stock option’s term.

The compensation committee may at any time, in its sole discretion, offer to repurchase a stock option previously granted, based upon such terms and conditions as the committee shall establish and communicate to the holder at the time that such offer is made.

Stock Appreciation Rights. Under the plan, stock appreciation rights may be granted to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock.  Under the plan, shares of restricted stock may be awarded either alone or in addition to other awards granted under the plan. The compensation committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. We will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to vote the shares.

Other Stock-Based Awards.  Under the plan, other stock-based awards may be granted, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the compensation committee to be consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of our other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of our company, and our board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which we acquire our stock in exchange for property is not treated as an acquisition of stock for the foregoing purposes.

The compensation committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of our company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of our company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of our company, which has been approved by our board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan, or (ii) require a holder of any award granted under the plan to relinquish such award to us upon the tender by us to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Award Limitation

No participant may be granted awards for more than 1,000,000 shares in any consecutive twelve (12) month period.

Other Limitations

The compensation committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award having a higher exercise price.

Withholding Taxes

Upon the exercise of any award granted under the plan, the holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Amendments

Subject to the approval of the board, where required, the compensation committee may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent (except to the extent necessary to comply with Section 409A of the Code). In addition, the committee may not increase the shares available under the plan, increase the individual limits on awards, allow for an exercise price below fair market value, permit the repricing of options or stock appreciation rights, or adopt any other amendment that would require shareholder approval.

Federal Income Tax Consequences

The material U.S. federal income tax consequences of awards under the plan, based on the current provisions of the Code and the regulations thereunder, with respect to employees who are subject to U.S. income tax are as follows:

The grant of an option to an employee will have no tax consequences to the employee or to the company or its subsidiaries or affiliates. In general, upon the exercise of an incentive stock option (“ISO”), the employee will not recognize income, and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax. When an employee disposes of ISO shares, the difference between the exercise price and the amount realized by the employee will, in general, constitute capital gain or loss, as the case may be. However, if the employee fails to hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, (i) the portion of any gain realized by the employee upon the disposition of the shares that does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, (ii) the balance of any gain or any loss will be treated as a capital gain or loss, and (iii) the employer generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee. If an employee exercises an ISO more than three months after his termination of employment with the company and any subsidiary in which the company owns at least 50% of the voting power (or one year after his termination of employment if the reason for the termination is disability), the option will be treated for tax purposes as a non-qualified stock option, as described below.

In general, upon the exercise of a non-qualified stock option, the employee will recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the employer generally will be entitled to a tax deduction in the same amount.

With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

In the case of an award to an employee that is settled in shares that are nontransferable and subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

An employee whose shares are both nontransferable and subject to a substantial risk of forfeiture may elect under Section 83(b) of the Code to recognize income when the shares are received, rather than upon the expiration of the transfer A participant may make a Section 83(b) election, within 30 days of the transfer of the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

New Plan Benefits

As of November 29, 2010, no options or other stock awards have been granted under the 2010 Long-Term Incentive Equity Plan for which shareholder approval is sought except for a ten-year, non-qualified option to purchase 600,000 shares of common stock granted to our Chief Executive Officer at an exercise price of $0.78 per share (the closing price of our common stock on such date), with 150,000, 200,000 and 250,000 shares vesting on January 2, 2012, 2013 and 2014, respectively.  As of November 29, 2010, the closing price of our common stock was $0.96 per share. Since future issuances under the 2010 Long-Term Incentive Equity Plan will depend on the individuals selected at the discretion of the compensation committee to receive awards; the number of shares to be awarded; and the fair market value of our common stock at various future dates, it is not possible at this time to determine the benefits that will be received under the plan by all eligible employees, officers, directors or consultants.  However, the board of directors has approved granting options and shares of restricted stock to the named executive officers, certain non-executive employees and the non-employee directors under the 2010 Long-Term Incentive Equity Plan at an exercise price equal to the last sale price of our common stock on the date of grant, contingent upon shareholder approval of the plan. The “New Plan Benefits” table below sets forth information regarding benefits to be provided under the 2010 Long-Term Incentive Equity Plan only to the extent as can reasonably be anticipated as of November 29, 2010.

NEW PLAN BENEFITS
2010 Long-Term Incentive Equity Plan

Name and Position	Number of Options(1)	Dollar Value($)		Number of Shares(1)	Dollar Value ($)(4)
Thomas J. Lynch	600,000	333,746	(2)	-	-
Chairman and Chief Executive Officer	84,000	56,388	(3)	36,000	34,560
Linda LoRe President	42,000	28,194	(3)	18,000	17,280
Thomas Rende EVP and CFO	35,000	23,495	(3)	15,000	14,400
Named Executive Officer Group (3 persons)	761,000	441,823	(3)	69,000	66,240
Non-Executive Director Group (4 persons)	70,000	46,990	(3)	30,000	28,800
Non-Executive Officer Employee Group (7 persons)	196,000	131,573	(3)	84,000	80,640

(1)
It is anticipated that all of the options and shares of restricted stock set forth in the table above, other than the option to purchase 600,000 shares granted to Mr. Lynch, will vest in equal annual installments on the first, second and third anniversaries of the grant date.

(2)
The fair value of the option award was calculated using the Black-Scholes option-pricing model using an exercise price of $0.78 per share, which was the closing price of our common stock on June 29, 2010, the date the option was granted.  The following weighted-average assumptions were used for the grant: risk-free interest rate of 2.43%; expected life of 7 years; expected volatility of 76.3% and expected dividends of zero.  The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.

(3)
The estimated fair value of the options was calculated using the Black-Scholes option-pricing model with an assumed exercise price of $0.96 per share, which was the closing price of our common stock on November 29, 2010.  The following weighted-average assumptions were used for the expected grants: risk-free interest rate of 2.19%; expected life of 7 years; expected volatility of 74.4% and expected dividends of zero.  The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holders.

(4)	Calculated based on $0.96 per share closing price of our common stock on November 29, 2010.

Vote Required

The affirmative vote of a majority of the shares of the common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK PLAN PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A representative of MHM, our independent registered public accounting firm for the fiscal year ended July 31, 2010, is expected to be present at the Annual Meeting.  The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.  The board of directors has selected MHM as our independent registered public accounting firm for the fiscal year ending July 30, 2011.

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying for the cost of this solicitation.  In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of our directors, officers and regular employees at nominal cost.  We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nomination to be presented at the fiscal 2011 Annual Meeting of Shareholders or to be eligible for inclusion in our proxy statement for such meeting, we must receive them at our principal executive offices by August 9, 2011.  Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the annual shareholder meeting, intention to appear in person or by proxy at the annual shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to the nominating committee a candidate for election to the board of directors should send their letters to Frederick’s of Hollywood Group Inc., 6255 Sunset Boulevard, Hollywood, California 90028, Attention: nominating and governance committee. The Corporate Secretary will promptly forward all such letters to the members of the nominating committee. Shareholders must follow certain procedures to recommend to the nominating and governance committee candidates for election as directors.  In general, in order to provide sufficient time to enable the nominating and governance committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our Annual Meeting of Shareholders, the Corporate Secretary must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;

•	Age;

•	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);

•	Educational background;

•	Permission for us to conduct a background investigation, including the right to obtain education, employment and credit information;

•	Three character references and contact information;

•	The number of shares of our common stock beneficially owned by the candidate;

•
The information that would be required to be disclosed by us about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of our company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors provides a process for shareholders and interested parties to send communications to the board.  Shareholders and interested parties may communicate with the board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Frederick’s of Hollywood Group Inc., 6255 Sunset Boulevard, Hollywood, California 90028.  Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the SEC, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the fiscal 2011 Annual Meeting of Shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Hollywood, California, not later than October 24, 2011.

OTHER MATTERS

The board of directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this proxy statement.  Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Thomas Rende, Secretary

New York, New York
December 7, 2010

Annex A

FREDERICK’S OF HOLLYWOOD GROUP INC.
2010 Long-Term Incentive Equity Plan

Section 1.                Purpose; Definitions.

1.1.      Purpose. The purpose of the 2010 Long-Term Incentive Equity Plan (“Plan”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2.      Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)          “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b)          “Board” means the Board of Directors of the Company.

(c)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)          “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1.

(e)          “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(f)          “Company” means Frederick’s of Hollywood Group Inc., a corporation organized under the laws of the State of New York.

(g)          “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(h)          “Effective Date” means the date determined pursuant to Section 11.1.

(i)           “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or the Nasdaq Stock Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(j)           “Holder” means a person who has received an award under the Plan.

(k)          “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(l)           “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(m)         “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(n)          “Other Stock-Based Award” means an award under Section 9 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(o)          “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(p)          “Plan” means the Frederick’s of Hollywood Group Inc. 2010 Long-Term Incentive Equity Plan, as hereinafter amended from time to time.

(q)          “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 9.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(r)          “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(s)          “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(t)           “Stock Appreciation Right” means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(u)          “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(v)          “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(w)          “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2.                Administration.

2.1.      Committee Membership. The Plan shall be administered by a Committee of the Board of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the Code. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2.      Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)          to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)          to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d)          to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(e)          to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right.  In addition, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any consecutive twelve (12) month period awards for more than 1,000,000 shares in the aggregate.

2.3.      Interpretation of Plan.

(a)          Committee Authority. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)          Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3.                Stock Subject to Plan.

3.1.      Number of Shares. Subject to the last sentence of Section 7.1, the total number of shares of Common Stock reserved and available for issuance under the Plan shall be 4,000,000 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then, in the Committee’s discretion, the number of shares available under the Plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2.      Adjustment Upon Changes in Capitalization, Etc. In the event of any common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4.                Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5.                Stock Options.

5.1.      Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-qualified Stock Option.

5.2.      Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)     Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”)).

(b)     Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder will not be less than 110% of the Fair Market Value on the date of grant.

(c)     Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a five-year period.  The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines.  Notwithstanding the foregoing, in the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(d)     Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise).  The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e)     Stock Payments. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(f)     Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.  The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(g)     Termination by Reason of Death. If a Holder’s employment by, or association with, the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h)     Termination by Reason of Disability. If a Holder’s employment by, or association with, the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)      Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j)      Other Termination. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company or a Subsidiary without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k)     Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

Section 6.                Stock Appreciation Rights.

6.1.      Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2.      Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a)          Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b)          Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or after the exercise of the related Stock Option.

(c)          Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d)          Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7.                Restricted Stock.

7.1.      Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.  Notwithstanding anything to the contrary elsewhere in this Plan, for purposes of determining the number of Shares available for awards pursuant to Section 3.1, each share of Common Stock subject to a Restricted Stock award shall be deemed to be one Share.

7.2.      Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a)     Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)     Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)     Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8.                Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9.                Accelerated Vesting and Exercisability.

9.1.      Non-Approved Transactions. If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock for purposes of this Section 9.1.

9.2.      Approved Transactions.  The Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

9.3.      Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10.              Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11.              Term of Plan.

11.1.               Effective Date. The Plan shall be effective as of, and the Effective Date shall be, June 29, 2010, subject to the approval of the Plan by the Company’s shareholders within one year after the Effective Date.  Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s shareholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

11.2.               Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12.              General Provisions.

12.1.              Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2.              Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3.              Employees.

(a)      Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b)     Termination for Cause. If a Holder’s employment with the Company or a Subsidiary is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c)      No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4.               Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5.               Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6.               Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7.               Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of New York (without regard to choice of law provisions).

12.8.               Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9.               Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10.             Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.11.             Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.12.             Certain Awards Deferring or Accelerating the Receipt of Compensation. To the extent applicable, all awards granted, and all Agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this Section. The Board may amend the Plan to comply with Code Section 409A in the future.

12.13.             Non-Registered Stock.  The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq Stock Market.

ANNUAL MEETING OF SHAREHOLDERS OF

FREDERICK'S OF HOLLYWOOD GROUP INC.

January 12, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.fohgroup.com/investment.asp

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000000000 6 011211

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE APPROVAL OF THE 2010 LONG-TERM INCENTIVE EQUITY PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Peter Cole
- ○ John L. Eisel
- ○ William F. Harley
- ○ Linda LoRe
- ○ Thomas J. Lynch
- ○ Milton J. Walters

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve the 2010 Long-Term Incentive Equity Plan.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may come before the Meeting or any adjournment thereof.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED BELOW WILL VOTE FOR ALL PROPOSALS IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

0

FREDERICK'S OF HOLLYWOOD GROUP INC.

6255 SUNSET BOULEVARD
HOLLYWOOD, CALIFORNIA 90028

THE ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREDERICK'S OF HOLLYWOOD GROUP INC.

The undersigned appoints Thomas J. Lynch and Linda LoRe, as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Frederick's of Hollywood Group Inc. held of record by the undersigned on November 29, 2010, at the Annual Meeting of Shareholders to be held at Club 101 on the Main Floor, 101 Park Avenue, New York, New York, on January 12, 2011 at 10:00 a.m. Eastern Time, and any postponements or adjournments thereof.

(Continued and to be signed on the reverse side.)

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